Exhibit 10.1

PROMISSORY NOTE

Principal $36,600,000.00	Loan Date 03-02-2009	Maturity 9-1-2010	Loan No. 9001	Call 4A0	Collateral 8605	Account 2740409	Officer 70308	Initials
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “****” has been omitted due to text length limitations

Borrower: Southwest Iowa Renewable Energy, LLC 2101 South 42nd Ave. Council Bluffs, IA 51501	Lender: Commerce Bank, N.A. Clayton Banking Center PO Box 11573 St. Louis, MO 63105

Principal Amount: $36,600,000.00	Date of Note: March 2, 2009

PROMISE TO PAY.  Southwest Iowa Renewable Energy, LLC (“Borrower”) promises to pay to Commerce Bank, N.A. (“Lender”), or order, in lawful money of the United States of America, the principal amount of Thirty-six Million Six Hundred Thousand & 00/100 Dollars ($36,600,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance.  Interest shall be calculated from the date of each advance until repayment of each advance.

ADVANCES. As of the date of this Note, the outstanding principal balance of this Note is Thirty Five Million One Hundred Forty Four Thousand One Hundred Seventy-Four 51/100 Dollars ($35,144,174.51).  Beginning April 1, 2009, and on the first day of each month thereafter, an advance in the amount of accrued interest shall be made automatically without any request for an advance by Borrower.

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 1, 2010.  Interest which shall have accrued as of the first day of each month, beginning April 1, 2009, and on the first day of each month thereafter shall be due, and shall be paid by an advance on the Note as provided herein.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges.  The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE.  The interest rate on this Note is subject to change from time to time based on changes in an index which is the (i) LIBOR divided by (ii) 1 minus the LIBOR Reserve Requirement (the “Index”); provided, however, that in no event shall the interest rate on this Note be less than 3 percentage points per annum.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will occur monthly on the first (1st) day of each month based on the most recent Index then available. “LIBOR” means the daily average of interbank offered rates for US Dollar deposits in the London market based on quotations at major banks, as published under the heading “London Interbank Offered Rates (LIBOR)” in the “Money Rates” column of The Wall Street Journal for the one month maturity. “LIBOR Reserve Requirement” means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR loans.  The Index shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Requirement.  Borrower understands that Lender may make loans based on other rates as well.  So long as interest on this Note is calculated based on the Index, the interest rate to be applied to the unpaid principal balance during this Note will be at a rate of 1.50 percentage points over the Index.  NOTICE:  Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

	PROMISSORY NOTE	Exhibit 10.1
(Continued)
Loan No. 9001		Page 2

PREPAYMENT.  Borrower agrees that all expenses and all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law.   Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due.  Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest.  Rather, early payments will reduce the principal balance due.  Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language.  If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender.  All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to:  Commerce Bank, N.A.; Clayton Banking Center; 8000 Forsyth; P.O. Box 11573; St. Louis, MO  63105.

LATE CHARGE.  If a payment is more than ten (10) days late, Borrower will be charged 5.000% of the unpaid portion of the payment or $250.00, whichever is less.

INTEREST AFTER DEFAULT.  Upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding a 3.000 percentage point margin (“Default Rate Margin”).  The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.  However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Lender, as of the date of this Note, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any amount is outstanding under this Note:

Organization.  Borrower is a limited liability company which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Iowa.  Borrower is duly authorized to transact business in all states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business.  Specifically, Borrower is, and at all times shall be, duly qualified as a foreign limited liability company in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.  Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage.  Borrower maintains an office at 2101 South 42nd Ave., P.O. Box 986, Council Bluffs, IA  51502-0986.  Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name.  Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities, the noncompliance with which would have a material adverse effect on its business or financial condition or its prospects of timely completing the Project. For purposes of this Note, “Project” shall mean Borrower’s ethanol production facility in Pottawattamie County, Iowa.
Authorization.  Borrower’s execution, delivery, and performance of this Note has been duly authorized by all necessary action by Borrower and do not conflict with, result in a violation of, or constitute a default under  (1)  any provision of  (a)  Borrower’s articles of organization or operating agreement, or  (b)  any agreement or other instrument binding upon Borrower or  (2)  any law, governmental regulation, court decree, or order applicable to Borrower or to Borrower’s properties.
Legal Effect.  This Note constitutes the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance its terms.

COVENANTS.  Borrower agrees that, so long as any amount is outstanding under this Note, Borrower will:

	PROMISSORY NOTE	Exhibit 10.1
(Continued)
Loan No. 9001		Page 3

Fees and Expenses.  Pay, on Lender’s demand, all reasonable fees, charges, and other expenses incurred by Lender in connection with the originating of the loan evidenced by this Note, including without limitation Lender’s reasonable attorneys fees.
Notices of Claims and Litigation.  Promptly inform Lender in writing of (1) any “Event of Default” (as defined therein) under the Bank Group Facility as that term is defined below, whether or not there shall be a waiver of such Event of Default, and any event or condition which, with the giving of notice or the passage of time, would become an Event of Default under the Bank Group Facility, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower of which Borrower has knowledge and which could reasonably be expected to have a material adverse affect on the business or financial condition of Borrower or Borrower’s prospects of timely completing the Project.
Financial Statements.  Furnish Lender copies of such financial statements and other related information at such frequencies and in such detail as Borrower furnishes the lenders under the Bank Group Facility.

COLLATERAL.  The payment and performance of Borrower’s obligations to Lender under this Note is secured by Intrust Bank, N.A. Irrevocable Standby Letter of Credit No. 08SBLC0345 issued for the account of ICM Inc. and for the benefit of the Lender in the original face amount of $8,784,000 (the “Letter of Credit”) and by a pledge of and grant of a security interest in Bunge N.A. Holdings, Inc.’s Money Market Deposit Account No. 208020279 maintained with Lender (which has an original credit balance in the amount of $27,816,000) (the “Pledged Deposit Account”) pursuant to that certain Pledge of Money Market Deposit Account executed by Bunge N.A. Holdings, Inc. in favor of Lender dated of even date herewith.

DEFAULT.  Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default.  Borrower fails to make any payment when due under this Note and any such failure shall remain unremedied for more than three (3) business days.
Other Defaults.  Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower and any such failure shall remain unremedied for more than ten (10) business days after written notice thereof from the Lender to the Borrower.
Default in Favor of Third Parties.  Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that could reasonably be expected to have a material adverse effect on any of Borrower’s property or Borrower’s ability to timely complete the Project or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.  Without limitation, the occurrence of an “Event of Default” (as defined therein)  under the Bank Group Facility shall constitute an Event of Default.  “Bank Group Facility” means the credit facility from certain lenders and AgStar Financial Services, PCA, as administrative agent, in favor of Borrower evidenced by a Credit Agreement dated May 2, 2007, as amended by a First Amendment to Credit Agreement dated as of March 7, 2008, as further amended by a Second Amendment to Credit Agreement dated as of December 19, 2008, as further amended by a Third Amendment to Credit Agreement dated as of December 30, 2008, and as further amended by a Fourth Amendment to Credit Agreement dated as of the date of this Note, without giving effect to any other amendments thereto unless acceptable to Lender and accepted by Lender in writing and without giving effect to any waivers granted under the Bank Group Facility unless acceptable to Lender and accepted by Lender in writing.
False Statements.  Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Dissolution or Bankruptcy.  The dissolution of Borrower (regardless of whether election to continue is made), or any other termination of Borrower’s existence as a going business, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower (and, if against Borrower, is not dismissed within thirty (30) days after the commencement thereof).

	PROMISSORY NOTE	Exhibit 10.1
(Continued)
Loan No. 9001		Page 4

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower’s accounts, including any deposit accounts, with Lender.  However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Credit Rating.  The Credit Rating issued by either of the Rating Agencies for the Issuer of the Letter of Credit shall be downgraded two levels or more from the level Issuer held at the date of this Note, and, within ten (10) business days following written notice to Borrower, Borrower has not replaced the Letter of Credit with a letter of credit in an aggregate amount equal to the undrawn face amount of the Letter of Credit in form and substance satisfactory to Lender and issued by a bank acceptable to Lender.  As used herein, “Credit Rating” means the long-term issuer rating assigned by Moody’s Investors Service or Standard & Poor’s, “Issuer” shall mean Intrust Bank, N.A., and “Letter of Credit” has the meaning ascribed thereto in the Section of this Note entitled “COLLATERAL.”  As of the date of this Note, Issuer holds the following Credit Rating:  A3 by Moody’s Investor Service (meaning that a downgrade to Baa2 or lower will result in an Event of Default) and A- by Standard & Poors (meaning that a downgrade to BBB or lower will result in an Event of Default).
Interest Coverage.  If Lender shall determine and notify Borrower in writing that that the sum of the outstanding principal amount due on this Note and the interest and fees due on this Note shall at any time exceed the sum of the undrawn face amount of the Letter of Credit plus the then credit balance in the Pledged Deposit Account and the face amount of such Letter of Credit and/or the then credit balance in the Pledged Deposit Account are not increased to an aggregate amount at least equal to the sum of the outstanding principal amount due on this Note and the interest and fees due on this Note within ten (10) business days after the effective date of such notice (as set forth in the Section of this Note entitled “NOTICES”).

LENDER’S RIGHTS.  Upon the occurrence of an Event of Default, any commitment and obligation of Lender under this Note or any other agreement immediately will terminate including any obligation to make further advances, and, at Lender’s option, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Dissolution or Bankruptcy” subsection above, such acceleration shall be automatic and not optional.  In addition, Lender shall have all the rights and remedies provided in any documents relating to this Note or available at law, in equity, or otherwise.  Upon the declaration that the entire unpaid principal balance and accrued interest shall be due and payable or upon the occurrence of an Event of Default of the type described in the “Dissolution or Bankruptcy” subsection above, the unpaid principal balance and accrued interest shall be due and payable hereunder and Borrower is obligated to pay that amount to Lender.  Notwithstanding any other provision of this Note, Lender shall, prior to exercising any other rights or remedies available to Lender, submit draws under the Letter of Credit in form Lender reasonably believes to be proper under the terms of the Letter of Credit and exercise its rights against funds on deposit in the Pledged Deposit Account on a proportionate basis (initially 76% of the then outstanding principal balance of this Note together with all accrued and unpaid interest thereon with respect to the Pledged Deposit Account and 24% of the then outstanding principal balance of this Note together with all accrued and unpaid interest thereon with respect to the Letter of Credit, subject to adjustment as set forth herein) and collect, if made available to Lender, the proceeds of such Pledged Deposit Account and such Letter of Credit and apply such proceeds to the amount due hereunder.  Lender agrees that, in the event a principal payment is made on this Note (other than as a result of a draw on the Letter of Credit or from the application of funds from the Pledged Deposit Account), upon the request of Borrower and upon Lenders’ receipt of confirmation from AgStar Financial Services, PCA, as agent under the Bank Group Facility, that such principal payment is permitted under the Bank Group Facility,

	PROMISSORY NOTE	Exhibit 10.1
(Continued)
Loan No. 9001		Page 5

Lender will consent to and acknowledge a reduction in the amount on deposit in the Pledged Deposit Account and a reduction in the face amount of the Letter of Credit by an amount equal to the applicable proportionate share of such principal payment (76% of the amount of such principal payment with respect to the Pledged Deposit Account and 24% of the amount of such principal payment with respect to the Letter of Credit, subject to adjustment as set forth herein) unless Bunge N.A. Holdings, Inc. and ICM Inc. jointly instruct Lender that said reductions shall be made on a different basis.

Lender acknowledges and agrees that upon the request of Bunge N.A. Holdings, Inc. the face amount of the Letter of Credit may be reduced from time to time provided a corresponding deposit in an amount equal to said reduction is made by Bunge N.A. Holdings, Inc. to the Pledged Deposit Account.  In such event, any subsequent proportionate exercise of rights by Lender against funds on deposit in the Pledged Deposit Account or the Letter of Credit and any proportionate reductions in the amount on deposit in the Pledged Deposit Account and the face amount of the Letter of Credit in the event of a principal payment shall be adjusted accordingly.

ATTORNEYS’ FEES; EXPENSES.  Lender may hire or pay someone else to help collect this Note if Borrower does not pay.  Borrower will pay Lender that amount.  This includes, subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s reasonable legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals.  If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW.  This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions.  This Note has been accepted by Lender in the State of Missouri.

RIGHT OF SETOFF.  To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT.  This Note evidences a straight line of credit.  Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances.  Borrower agrees to be liable for all sums advanced hereunder.

SUCCESSOR INTERESTS.  The terms of this Note shall be binding upon Borrower, and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTICES.  Any notice required to be given under this Note shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Note.  Either Lender or Borrower may change its address for notices under this Note by giving formal written notice to the other, specifying that the purpose of the notice is to change the party’s address.  For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

SEVERABILITY.  If a court of competent jurisdiction finds any provision of this Note to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance.  If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable.  If the offending provision cannot be so modified, it shall be considered deleted from this Note.  Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Note shall not affect the legality, validity or enforceability of any other provision of this Note.

	PROMISSORY NOTE	Exhibit 10.1
(Continued)
Loan No. 9001		Page 6

GENERAL PROVISIONS.  If any part of this Note cannot be enforced, this fact will not affect the rest of the Note.  Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them.  Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor.  Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability.  All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone.  All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.  The obligations under this Note are joint and several.

AMENDMENT AND RESTATEMENT.  This Note amends and restates the Promissory Note dated March 7, 2008 executed by Borrower in favor of Lender in the original principal amount of $36,000,000 (the “Prior Note”).  The indebtedness evidenced by the Prior Note and outstanding as of the date of this Line of Credit Note is not extinguished hereby but continues hereunder.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

JURY WAIVER.  Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS.  BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
BORROWER:
By:	/s/ Mark Drake
Mark Drake, Chief Executive Officer

	PROMISSORY NOTE	Exhibit 10.1
(Continued)
Loan No. 9001		Page 7

Acknowledged and agreed to: LENDER:

By:	/s/ Jeffrey S. Potts
Jeffrey S. Potts
Senior Vice President

LASER PRO Lending, Ver. 5.33.00.004  Copr. Harland Financial Solutions, Inc. 1997, 2008.   All Rights Reserved.   - MO  J:\CFI\LPL\D20.FC  TR-136682  PR-18 (M)